Exhibit 99.1

Ryman Hospitality Properties, Inc. to Acquire Grande Lakes Orlando Resort for $1.38 Billion

NASHVILLE, Tenn. (August 10, 2026) – Ryman Hospitality Properties, Inc. (NYSE: RHP) (the “Company”), a lodging real estate investment trust (“REIT”) specializing in group-oriented, upscale convention center resorts and entertainment experiences, today announced a definitive agreement under which the Company will purchase the fee simple interest in Grande Lakes Orlando Resort (“Grande Lakes” or the “Property”) in Orlando, Florida, for $1.38 billion from Trinity Investments. The 409-acre complex includes two hotels, a 1,010-room JW Marriott and a 582-room Ritz-Carlton, and a Greg Norman-designed 18-hole championship golf course. The Company plans for the Property to continue to be operated by Marriott International under the JW Marriott and Ritz-Carlton brands. The purchase price represents a 12.5x Adjusted EBITDAre multiple on the Property’s trailing-twelve-month results through June 30, 2026.1 The Company expects the acquisition of Grande Lakes to be accretive to adjusted funds from operations (“Adjusted FFO”) per diluted share for 2027.

Mark Fioravanti, President and Chief Executive Officer of the Company, said, “Grande Lakes is a terrific asset and one that fits all of our ownership criteria. The transaction strengthens our JW Marriott and Gaylord Hotels customer rotation strategies, expands our presence in the nation’s top meetings market and creates the opportunity for meaningful portfolio synergies. Building on the success of our growing JW Marriott platform, Grande Lakes establishes a nationwide rotational network for the JW Marriott brand within our hotel portfolio. Grande Lakes also introduces Ritz-Carlton as a new luxury brand within our portfolio, providing access to a high-value customer segment and unique customer insights that can further strengthen our platform and support long-term value creation across the portfolio.”

Grande Lakes Orlando Resort is one of the largest resorts in the greater Orlando area and features 1,592 guest rooms and approximately 320,000 square feet of versatile indoor and outdoor meeting and event space. Guests can enjoy an array of world-class amenities, including the 40,000-square-foot Ritz-Carlton spa & fitness center; 14 food and beverage outlets; the Grande Lakes Waterpark featuring water slides, a lazy river, and the AquaVenture aqua course; and a Greg Norman-designed 18-hole golf course at The Ritz-Carlton Golf & Tennis Club, home of the PNC Championship. The Property has recently benefitted from approximately $150 million in capital investments, encompassing all guestrooms, meeting space and core public areas across both hotels.

Orlando has consistently ranked as the top meetings destination in North America by Cvent and benefits from strong year-round leisure demand drivers. Orlando International Airport is the 7th busiest in the U.S. by total passenger volume.

1 Adjusted EBITDAre is a non-GAAP financial measure. Refer to “Grande Lakes Adjusted EBITDAre” later in this press release for an explanation of this non-GAAP measure and a reconciliation to its most directly comparable GAAP measure.

The Company expects to close the Grande Lakes transaction in the third quarter of 2026, subject to customary closing conditions.

BofA Securities and J.P. Morgan acted as financial advisors to Ryman Hospitality Properties, Inc., and Bass, Berry & Sims PLC and Greenberg Traurig, LLP acted as legal advisors.

Investor Presentation

The Company has made available an investor presentation containing supplemental information related to this transaction. The presentation can be found on the Investor Relations section of the Company’s website under Events & Presentations.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in group-oriented, upscale convention center resorts and entertainment experiences. The Company’s holdings include Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; Gaylord National Resort & Convention Center; and Gaylord Rockies Resort & Convention Center, five of the top seven largest non-gaming convention center hotels in the United States based on total indoor meeting space. The Company also owns JW Marriott Phoenix Desert Ridge Resort & Spa and JW Marriott San Antonio Hill Country Resort & Spa as well as two ancillary hotels adjacent to the Company’s Gaylord Hotels properties. The Company’s hotel portfolio is managed by Marriott International and includes a combined total of 12,364 rooms as well as more than 3 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. RHP also owns an approximate 70% controlling ownership interest in Opry Entertainment Group (OEG), which is composed of entities owning a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium; WSM 650 AM; Ole Red; Category 10; Nashville-area attractions; and Block 21, a mixed-use entertainment, lodging, office and retail complex, including the W Austin Hotel and the ACL Live at the Moody Theater, located in downtown Austin, Texas. OEG manages select outdoor live music venues, including Ascend Federal Credit Union Amphitheater in Nashville and CCNB Amphitheatre in Simpsonville, South Carolina. OEG also owns a majority interest in Southern Entertainment, a leading festival and events business. RHP operates OEG as its Entertainment segment in a taxable REIT subsidiary, and its results are consolidated in the Company’s financial results.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the pending Grande Lakes transaction and the Company’s expectations for Grande Lakes upon the closing of the transaction. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include the risks and uncertainties associated with the pending Grande Lakes transaction, including, but not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the Grande Lakes transaction, or result in the termination of the agreement for the Grande Lakes transaction; adverse effects on Company’s common stock because of the failure to complete the Grande Lakes transaction; the Company’s ability to borrow funds pursuant to its credit agreements and to refinance indebtedness and/or to successfully amend the agreements governing its indebtedness in the future; and changes in interest rates. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Investor Relations Contacts:

Mark Fioravanti, President and Chief Executive Officer

(615) 316-6588

mfioravanti@rymanhp.com

Jennifer Hutcheson, Chief Financial Officer

(615) 316-6320

jhutcheson@rymanhp.com

Sarah Martin, Vice President, Investor Relations

(615) 316-6011

sarah.martin@rymanhp.com

Media Contact: Shannon Sullivan, Vice President, Corporate and Brand Communications (615) 316-6725 ssullivan@rymanhp.com

Grande Lakes Adjusted EBITDAre

Adjusted EBITDAre is calculated and presented by the Company based on unaudited information provided to the Company from the seller or an affiliate of the seller. Adjusted EBITDAre, a non-GAAP financial measure, is calculated as Net Income calculated in accordance with GAAP plus interest expense, depreciation and amortization and non-operating items related to ownership structure. Below is a reconciliation of Adjusted EBITDAre to Net Income, its most directly comparable GAAP figure. The Company used Adjusted EBITDAre to evaluate the operating performance of the property and to price the acquisition.

12 Months Ended
June 30,
(in thousands)	2026
Net Income	$10,414
Interest expense, net	57,754
Depreciation expense	39,844
Non-Operating Items Related to Ownership Structure	1,993
Adjusted EBITDAre	$110,005